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                                                                       EXHIBIT 5

                                                           August 17, 1998

Genuine Parts Company
2999 Circle 75 Parkway
Atlanta, Georgia 30339

         Re: Form S-8 Registration Statement of Genuine Parts Company -- Options assumed under the
               Electrical Insulation Suppliers, Inc. 1993 Stock Incentive Plan

Ladies and Gentlemen:

         We have acted as counsel for Genuine Parts Company, a Georgia corporation (the "Company"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 748,312 shares of the Company's common stock, $1.00 par value ("Common Stock") that may be offered and sold pursuant to the exercise of certain options (the "Options") assumed by the Company and outstanding under the Electrical Insulation Suppliers, Inc. 1993 Stock Incentive Plan (the "Plan"). This Opinion Letter is rendered pursuant to
Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

         Based upon the foregoing, we are of the following options:

         (1) The shares of Common Stock to be issued pursuant to exercise of the Options have been duly authorized by all requisite action on the part of the Company and, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.



                                             Sincerely,



                                             ALSTON & BIRD LLP

                                             By:   /s/ Laura G. Thatcher
                                                ------------------------------
                                                      Laura G. Thatcher